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Exhibit 23



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-84592, 33-84594, 33-15493, 33-15499, 33-48539,
333-48541, 333-58773, 333-58777, 333-45414 and 333-89070) of Equity Marketing,
Inc. of our reports dated February 20, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California
March 30, 2004